UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

Great Elm Capital Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 375-3006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	GEC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 21, 2020, Great Elm Capital Group, Inc. (the “Company” and following the consummation of the Holding Company Reorganization (as hereinafter defined), “Forest”) announced plans to create a new public holding company, Great Elm Group, Inc. (“Holdings”), by implementing a holding company reorganization (the “Holding Company Reorganization”). Following the Holding Company Reorganization, Holdings, a Delaware corporation, will become the successor issuer to the Company, a Delaware corporation.

Item 1.01.	Entry into a Material Definitive Agreement.
Adoption of Agreement and Plan of Merger and Consummation of Holding Company Reorganization

It is anticipated that the Company will implement a holding company reorganization pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 21, 2020, by and among the Company, Holdings and Forest Merger Sub, Inc., a Delaware corporation (“Merger Sub”), which will result in Holdings owning all of the outstanding capital stock of the Company. Pursuant to the Holding Company Reorganization, Merger Sub, a direct, wholly owned subsidiary of Holdings and an indirect, wholly owned subsidiary of the Company, will merge with and into the Company, with the Company surviving as a direct, wholly owned subsidiary of Holdings. The Holding Company Reorganization is expected to close on or around December 29, 2020 (such date on which the Holding Company Reorganization closes, the “Closing Date”).

Each share of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), issued and outstanding immediately prior to the Holding Company Reorganization will automatically be converted into an equivalent corresponding share of Holdings’ common stock, par value $0.001 per share (“Holdings Common Stock”), having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding shares of Company Common Stock being converted.

Accordingly, upon consummation of the Holding Company Reorganization on the Closing Date, the Company’s stockholders immediately prior to the consummation of the Holding Company Reorganization will become stockholders of Holdings. The stockholders of the Company will not recognize gain or loss for U.S. federal income tax purposes upon the conversion of their shares of Company Common Stock in the Holding Company Reorganization.

The Holding Company Reorganization will be conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation. The conversion of stock will occur automatically without an exchange of stock certificates. After the Holding Company Reorganization, unless exchanged, stock certificates that previously represented shares of Company Common Stock will represent the same number of shares of the corresponding shares of Holdings Common Stock. Following the consummation of the Holding Company Reorganization, Holdings Common Stock will continue to trade on the NASDAQ Global Select Market (“NASDAQ”) on an uninterrupted basis under the symbol “GEG” with a new CUSIP number (#39037G 109).

The foregoing descriptions of the Holding Company Reorganization and Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and which is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Closing Date, the Company will notify NASDAQ of the Holding Company Reorganization and request that trading of shares of Company Common Stock be suspended after the close of business on the day immediately prior to the Closing Date.  Shares of Holdings Common Stock are expected to commence trading on NASDAQ under the symbol “GEG” prior to the market opening on the Closing Date. In addition, following the consummation of the Holding Company Reorganization, NASDAQ will file with the Securities and Exchange Commission (the “Commission”) an application on Form 25 to delist the Company Common Stock from NASDAQ and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company will file a certificate on Form 15 on the Closing Date requesting that the Company Common Stock be deregistered under the Exchange Act, and that the Company’s reporting obligations under Section 15(d) of the Exchange Act be suspended (except to the extent of the succession of Holdings to the Exchange Act Section 12(b) registration and reporting obligations of the Company).

Item 3.03.	Material Modification of Rights of Securityholders.

The information set forth in Item 1.01, and Item 8.01 is hereby incorporated by reference in this Item 3.03.

Item 8.01.	Other Events.

Senior Convertible PIK Notes due 2030

Upon consummation of the Holding Company Reorganization, each of the Company’s Senior Convertible PIK Notes due 2030 (the “Company Notes”), which were convertible into Company Common Stock will be automatically converted into an equivalent corresponding note of Holdings (collectively, the “Holdings Notes”), the form of which are substantially similar to the Company Notes. All references to the issuer in such new notes will mean Holdings and the Holdings Notes will be convertible into shares of Holdings Common Stock.

Amendment of Stockholders’ Rights Agreement

As previously announced in the Company’s Form 8-K filed with the Commission on January 29, 2018, on January 28, 2018, the Company entered into the Stockholders’ Rights Agreement (the “Company Stockholders’ Rights Agreement”) with Computershare Trust Company, N.A., a federally chartered trust company (“Computershare”), to set forth certain rights of the holders of Company Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share (the “Company Preferred Stock”).  Effective on the Closing Date and in connection with the Holding Company Reorganization, (i) the parties to the Company Stockholders’ Rights Agreement will enter into Amendment No. 1 to the Company Stockholders’ Rights Agreement (the “Amendment”), which will terminate the Company Stockholders’ Rights Agreement upon the consummation of the Holding Company Reorganization, and (ii) Holdings and Computershare will enter into a new Stockholders’ Rights Agreement (the “Holdings Stockholders’ Rights Agreement”), pursuant to which holders of shares of Holding’s Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share (the “Holdings Preferred Stock”) will have the same designations, rights, power and preferences and the qualifications, limitations and restrictions that any holders of Company Preferred Stock would have had prior to the Holding Company Reorganization.

Certain Transactions with JPM

On December 21, 2020, the Company and Holdings entered into certain agreements with J.P. Morgan Broker-Dealer Holdings Inc. (“JPM”), a Delaware corporation and affiliate of JPMorgan Chase & Co., pursuant to which Forest, Holdings and JPM will effect certain transactions following the consummation of the Holding Company Reorganization, with JPM investing $37.7 million.

Pursuant to these agreements with JPM, following the consummation of the Holding Company Reorganization, among other things, (i) Forest will issue to JPM $35.0 million of newly issued 9.0% preferred stock with a maturity date of December 29, 2027, (ii) JPM will acquire 20% of Forest’s common stock, and (iii) Forest will distribute to Holdings, its sole stockholder, all of the assets and liabilities of Forest other than certain excluded assets and related liabilities, including the Company’s existing real estate business, and a preferred investment in the Company’s durable medical equipment business (collectively, the “JPM Transactions”).

Forest plans to use the proceeds from the JPM Transactions to invest in Holdings’ durable medical equipment business, to refinance existing debt of the business, and for general corporate purposes and strategic growth initiatives of Forest.

Press Release

On December 21, 2020, the Company issued a press release announcing the Holding Company Reorganization and the JPM Transactions.  A copy of the press release is filed as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 21, 2020, by and among Great Elm Capital Group, Inc., Great Elm Group, Inc. and Forest Merger Sub, Inc.

99.1	Press Release dated December 21, 2020.

101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

104	The cover page from this current Report on Form 8-K, formatted as inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL GROUP, INC.

Date: December 21, 2020	/s/ Brent J. Pearson
By: Brent J. Pearson
Title: Chief Financial Officer